                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the company's previously filed Form S-8 Registration Statement File No. 333-53222.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Miami, Florida,
  March 13, 2002.